                                  EXHIBIT 99.1

                                                                         [LOGO]






DATE:    5/17/04

TO:      All Media

FROM:    Standard Management
         10689 N. Pennsylvania Street
         Indianapolis, Indiana 46280

CONTACT: Michael B. Berry
         Investor Relations
         Phone: 317-574-2865

             STANDARD MANAGEMENT REPORTS FIRST QUARTER 2004 RESULTS

(Indianapolis, IN) Standard Management Corporation (the "Company", "Standard Management", or "SMAN"; Nasdaq: SMAN, www.SMAN.com) reported a loss of $1.8 million or $.22 per diluted share for the first quarter of 2004. The current quarter loss was primarily caused by a loss of $2.6 million or $.32 per diluted share in our Health Services Segment, relating generally to the continued development of this segment. However, the first quarter of 2004, marked the return to profitability of our Financial Services Segment, which reported net income of $1.2 million or $.14 per diluted share.

CHAIRMAN'S COMMENTS

FINANCIAL SERVICES

"In our fourth quarter release, we reported steps we were taking in order to increase profitability in this segment when interest rates began to rise. We are pleased to report positive results in this area." Ronald D. Hunter, the Company's Chairman and Chief Executive Officer, continued, "Annuity sales continue to be strong as we improve margins."

HEALTH SERVICES

"While this segment continues to incur losses as we expected, we believe it is positioned to begin to capitalize on the steps we have taken. For example, this segment added over 100 new institutions to our customer platform during the first quarter of 2004," Mr. Hunter continued. "In addition, as of the end of the first quarter of 2004, approximately 10,000 consumers were receiving products and services from this segment. Based on our business plan for this segment, management believes that with our continued commitment to building a strong foundation that it may be able to generate up to $200 million in annualized revenue by the end of 2006."

NET INCOME

For the quarter ended March 31, 2004, net loss was $1.8 million or $.22 per diluted share, compared to net income of $2.0 million or $.25 per diluted share for the first quarter of 2003.

FINANCIAL SERVICES: Net income for the quarter was $1.2 million, or $.14 per diluted share, compared to net income of $3.0 million or $.39 per diluted share for the first quarter of 2003. Impacting the 2004 quarter was net realized gains of $.04 per diluted share and improved spread income of $.02 per diluted share. In comparison, the 2003 quarter was largely impacted by net realized gains of $.34 per diluted share, which is the primary reason for the reduced net income in this segment for the 2004 quarter compared to the 2003 quarter.

HEALTH SERVICES: First quarter 2004 net loss was $2.6 million or $.32 per diluted share, compared to a net loss of $.6 million or $.07 per diluted share for the first quarter of 2003. The 2004 quarter included expenses associated with the continued development of this segment's operating platform of $.08 per diluted share, a capital loss of $.12 per diluted share, amortization of intangible assets of $.01 per diluted share. In addition, no tax benefits were recorded on the 2004 quarter losses. Comparatively, the 2003 quarter included tax benefits of $.04 per diluted share.

OTHER SERVICES: First quarter 2004 net loss was $.3 million, or $.04 per diluted share, compared to a net loss of $.5 million, or $.06 per diluted share for the first quarter of 2003.

ASSETS

Total assets increased 2.5% to $2.03 billion at March 31, 2004, up from $1.97 billion at December 31, 2003. Continuing the portfolio trend of the fourth quarter 2003, in anticipation of rising interest rates, to reduce extension risk, the Company repositioned nearly 5% of its portfolio during the first quarter of 2004 by selling agency guaranteed mortgage backed securities and investing in more tightly structured commercial mortgage backed securities. These actions, plus other normal portfolio activities, reduced effective duration from 4.9 years at December 31, 2003, to 4.3 years at March 31, 2004, while maintaining the same overall portfolio quality of Aa3 by Moody's.


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SHAREHOLDERS' EQUITY/BOOK VALUE

Shareholders' equity, as reported in the consolidated balance sheet, was $84.1 million at March 31, 2004, compared to $72.4 million at December 31, 2003. Diluted book value per share was reported as $10.37 at March 31, 2004, compared to $8.93 at December 31, 2003.

Standard Management is a financial holding company headquartered in Indianapolis, IN. Information about the company can be obtained by calling the Investor Relations Department at 317-574-2865 or via the Internet at http://www.SMAN.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 37A of the Securities Exchange Act of 1934, including statements regarding the company's hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include, but are not limited to, predictions of future revenues, expectation of growth rates, new business, and acquisitions.





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                 STANDARD MANAGEMENT CORPORATION (NASDAQ: SMAN)
          (Unaudited, dollars in thousands, except per share amounts)
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION



                                                                      Three Months Ended
                                                                           March 31
                                                               -------------------------------------
                                                                    2004                   2003
                                                               --------------         --------------
RESULTS OF OPERATIONS


      Revenues                                                 $       30,434         $       33,126
                                                               ==============         ==============


      Net income (loss):
                  Financial Services                           $        1,155         $        3,046
                  Health Services                                      (2,617)                  (555)
                  Other Services                                         (305)                  (481)
                                                               --------------         --------------
      Net income (loss)                                        $       (1,767)        $        2,010
                                                               ==============         ==============


PER SHARE DATA (DILUTED)

      Net income (loss):
                  Financial Services                           $         0.14         $         0.39
                  Health Services                                       (0.32)                 (0.07)
                  Other Services                                        (0.04)                 (0.06)
                                                               --------------         --------------
      Net income (loss)                                        $        (0.22)        $         0.25
                                                               ==============         ==============


      Weighted average shares outstanding                           8,114,443              7,870,298
      Weighted average shares outstanding (Diluted)                 8,114,443              7,900,038



                                                                  March 31             December 31
BALANCE SHEET                                                       2004                    2003
                                                               --------------         --------------
                                                                                        (Audited)

      Total assets                                             $    2,025,118         $    1,973,871
      Senior and subordinated debt                                     24,908                 21,000
      Trust preferred securities                                       20,700                 20,700
      Shareholders' equity
                  As reported                                          84,120                 72,447
      Book value per share (Diluted) (1)
                  As reported                                           10.37                   8.93


(1) Considers conversion of options and warrants using the treasury stock method and stock price as of respective balance sheet date.


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                STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)



                                          ASSETS                                                  MARCH 31           December 31
                                                                                                    2004                2003
                                                                                                 -----------         -----------
                                                                                                 (UNAUDITED)          (Audited)

Investments:
     Securities available for sale:
         Fixed maturity securities, at fair value (amortized cost $1,672,315 in 2004
              and $1,638,048 in 2003) ...................................................        $ 1,712,119         $ 1,644,837
     Mortgage loans on real estate ......................................................              3,925               3,937
     Policy loans .......................................................................             11,981              12,308
     Real estate ........................................................................              1,013                 943
     Equity-indexed call options ........................................................             15,293              19,711
     Other invested assets ..............................................................              2,730                 590
     Short-term investments .............................................................                589               2,690
                                                                                                 -----------         -----------
         Total investments ..............................................................          1,747,650           1,685,016

Cash and cash equivalents ...............................................................             17,027              17,296
Accrued investment income ...............................................................             16,513              17,002
Amounts due and recoverable from reinsurers .............................................             35,741              36,277
Deferred policy acquisition costs .......................................................            158,373             166,411
Present value of future profits .........................................................             11,517              16,508
Goodwill and intangibles ................................................................             12,403              10,961
Property and equipment (less accumulated depreciation of $5,713 in 2004 and $5,286 in
2003) ...................................................................................             12,532              12,770
Federal income tax recoverable ..........................................................              5,359               6,429
Other assets ............................................................................              8,003               5,201
                                                                                                 -----------         -----------
         Total assets ...................................................................        $ 2,025,118         $ 1,973,871
                                                                                                 ===========         ===========

                           LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Insurance policy liabilities .......................................................        $ 1,861,518         $ 1,841,545
     Accounts payable and accrued expenses ..............................................             16,938               7,217
     Obligations under capital lease ....................................................                416                 551
     Mortgage payable ...................................................................              6,750               6,795
     Notes payable ......................................................................             24,908              21,000
     Deferred income taxes ..............................................................              9,768               3,616
     Payable to subsidiary trust issuer of "company-obligated trust preferred securities"             20,700              20,700
                                                                                                 -----------         -----------
         Total liabilities ..............................................................          1,940,994           1,901,424
                                                                                                 -----------         -----------
Shareholders Equity:
     Common stock and additional paid in capital, no par value:
     Authorized 20,000,000 shares; issued 9,629,524 in 2004 and 9,629,167 in 2003 .......             68,078              68,078
     Treasury stock, at cost, 1,515,078 shares in 2004 and 2003 .........................             (7,671)             (7,671)
     Accumulated other comprehensive income .............................................             16,142               2,702
     Retained earnings ..................................................................              7,571               9,338
                                                                                                 -----------         -----------
         Total shareholders' equity .....................................................             84,120              72,447
                                                                                                 -----------         -----------
         Total liabilities and shareholders' equity .....................................        $ 2,025,118         $ 1,973,871
                                                                                                 ===========         ===========



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                STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
          (Unaudited, Dollars in Thousands, Except Per Share Amounts)


                                                                                                   Three Months Ended
                                                                                                       March 31
                                                                                              -----------------------------
                                                                                                 2004              2003
                                                                                              ----------         ----------

Revenues:
     Premium income ..................................................................        $    2,535         $    1,877
     Net investment income ...........................................................            21,470             21,146
     Call option income (loss) .......................................................             1,198             (3,098)
     Net realized investment gain ....................................................                97              9,927
     Policy income ...................................................................             3,374              2,233
     Sales of goods ..................................................................             1,651                692
     Fees and other income ...........................................................               109                349
                                                                                              ----------         ----------
         Total revenues ..............................................................            30,434             33,126

Benefits and expenses:
     Benefits and claims .............................................................             2,335              2,354
     Interest credited to interest-sensitive annuities and other financial products ..            15,203             11,651
     Amortization ....................................................................             5,392              3,583
     Amortization - sales inducements ................................................               337                441
     Amortization - net realized investment gains ....................................               521              5,855
     Other operating expenses ........................................................             5,410              4,370
     Cost of goods sold ..............................................................             1,641                800
     Interest expense and financing costs ............................................             1,017              1,025
                                                                                              ----------         ----------
         Total benefits and expenses .................................................            31,856             30,079

Income (loss) before federal income tax expense ......................................            (1,422)             3,047

Federal income tax expense ...........................................................               345              1,037
                                                                                              ----------         ----------
Net income (loss) ....................................................................        $   (1,767)        $    2,010
                                                                                              ==========         ==========
Earnings per share:
     Basic ...........................................................................        $     (.22)        $      .26
     Diluted .........................................................................              (.22)               .25
